Exhibit 99.1

Lantheus Reports Fourth Quarter and Full Year 2023 Financial Results
•Worldwide revenue of $354.0 million and $1.3 billion for the fourth quarter and full year 2023
•GAAP net income of $103.4 million and $326.7 million for the fourth quarter and full year 2023
•GAAP fully diluted net income per share of $1.47 and $4.65 for the fourth quarter and full year 2023
•Adjusted fully diluted net income per share of $1.75 and $6.23 for the fourth quarter and full year 2023
•Net cash provided by operating activities was $112.3 million and $305.3 million for the fourth quarter and full year 2023 and free cash flow of $100.2 million and $258.7 million for the fourth quarter and full year 2023
•The Company provides first quarter and full year 2024 revenue and adjusted diluted earnings per share guidance
BEDFORD, Mass., Feb. 22, 2024 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its fourth quarter and full year ended December 31, 2023.
The Company’s worldwide revenue for the fourth quarter of 2023 totaled $354.0 million, which includes a $15.0 million RELISTOR milestone achievement, compared with $263.2 million for the fourth quarter of 2022, representing an increase of 34.5% over the prior year period. Full year 2023 worldwide revenues were $1.3 billion, compared with $935.1 million for the full year 2022, representing an increase of 38.6% over the prior year period.
The Company’s fourth quarter 2023 GAAP net income was $103.4 million, or $1.47 per fully diluted share, as compared to GAAP net loss of $119.2 million, or $1.74 per fully diluted share for the fourth quarter of 2022. Full year 2023 GAAP net income was $326.7 million, or $4.65 per fully diluted share, as compared to GAAP net income of $28.1 million, or $0.40 per fully diluted share for the full year 2022.
The Company’s fourth quarter 2023 adjusted fully diluted net income per share, or earnings per share (“EPS”), were $1.75, as compared to $1.37 for the fourth quarter of 2022, representing an increase of approximately $0.38 or 28.0% from the prior year period. The Company’s full year 2023 adjusted fully diluted EPS, were $6.23, as compared to $4.22 for the full year 2022, representing an increase of approximately $2.01 or 47.7% from the prior year period.
Lastly, net cash provided by operating activities was $112.3 million and $305.3 million for the fourth quarter and full year 2023. Free Cash Flow was $100.2 million for the fourth quarter of 2023, as compared to $100.6 million for the fourth quarter of 2022, representing a decrease of approximately $0.4 million from the prior year period. Full year 2023 free cash flow was $258.7 million, as compared to $263.4 million for the full year 2022, representing a decrease of approximately $4.7 million from the prior year period.
“2023 was another stellar year at Lantheus, during which the Company delivered record revenues, earnings, cash flows and patient impact as we continued to advance our position as the leading radiopharmaceutical-focused company,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “We are entering 2024 on a strong foundation and will continue to leverage our deep expertise in radiopharmaceuticals and our significant capital resources to advance and expand our pipeline.”
The Company provides its guidance for the first quarter and full year 2024 as follows:

Guidance Issued February 22, 2024
1Q 2024 Revenue	$347 million - $355 million
1Q 2024 Adjusted Fully Diluted EPS	$1.50 - $1.54
Guidance Issued February 22, 2024
FY 2024 Revenue	$1.41 billion - $1.445 billion
FY 2024 Adjusted Fully Diluted EPS	$6.50 - $6.70

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Thursday, February 22, 2024, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “potential,” “predict,” “progress,” “project,” “promising,” “prospect,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for fiscal year 2024 and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment in which other imaging agents have been approved and are being commercialized, and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw materials and key components; (iv) our strategies, future prospects, and projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc. (“POINT”), including our ability to obtain FDA approval for PNT2002 and PNT2003; (v) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 as a research tool and under the license agreement through which we have rights to MK-6240, and to further develop and commercialize it as an approved product; (vi) our ability to successfully execute on our agreements with Perspective Therapeutics, Inc. (“Perspective”), including finalizing the license agreements in the event we exercise our options to do so, and satisfying the closing conditions for the sale of the Somerset, NJ manufacturing facility and related assets, the value of our current and any future equity interest in Perspective, and Perspective’s ability to successfully develop its alpha-particle therapy and innovative platform technology; (vii) the efforts and timing for clinical development, regulatory approval and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (viii) our ability to identify and acquire or in-license additional radiopharmaceutical therapeutic and diagnostic product opportunities in oncology and other strategic areas to grow our pipeline of products; and (ix) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$353,999	$263,166	$1,296,429	$935,061
Cost of goods sold	124,130	95,995	586,886	353,358
Gross profit	229,869	167,171	709,543	581,703
Operating expenses
Sales and marketing	35,264	26,983	141,736	100,243
General and administrative	40,295	39,639	125,458	133,584
Research and development	16,824	272,226	77,707	311,681
Total operating expenses	92,383	338,848	344,901	545,508
Operating income (loss)	137,486	(171,677)	364,642	36,195
Interest expense	5,041	2,581	20,019	7,185
Loss on extinguishment of debt	—	588	—	588
Other (income) loss	(5,958)	1,397	(66,320)	1,703
Income (loss) before income taxes	138,403	(176,243)	410,943	26,719
Income tax expense (benefit)	35,023	(57,058)	84,282	(1,348)
Net income (loss)	$103,380	$(119,185)	$326,661	$28,067
Net income (loss) per common share:
Basic	$1.51	$(1.74)	$4.79	$0.41
Diluted	$1.47	$(1.74)	$4.65	$0.40
Weighted-average common shares outstanding:
Basic	68,499	68,500	68,266	68,487
Diluted	70,092	68,500	70,239	70,671

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
PYLARIFY	$229,884	$160,642	43.1%	$851,303	$527,405	61.4%
Other radiopharmaceutical oncology	747	919	(18.7)%	3,130	4,102	(23.7)%
Total radiopharmaceutical oncology	230,631	161,561	42.8%	854,433	531,507	60.8%
DEFINITY	73,080	63,619	14.9%	279,768	244,993	14.2%
TechneLite	21,517	24,725	(13.0)%	87,370	88,864	(1.7)%
Other precision diagnostics	5,978	6,022	(0.7)%	22,980	22,825	0.7%
Total precision diagnostics	100,575	94,366	6.6%	390,118	356,682	9.4%
Strategic Partnerships and other revenue	22,793	7,239	214.9%	51,878	46,872	10.7%
Total revenues	$353,999	$263,166	34.5%	$1,296,429	$935,061	38.6%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$103,380	$(119,185)	$326,661	$28,067
Stock and incentive plan compensation	14,172	8,124	50,507	29,262
Amortization of acquired intangible assets	11,308	8,307	46,440	33,225
Campus consolidation costs	679	—	3,864	—
Contingent consideration fair value adjustments	200	9,300	(9,275)	34,700
Non-recurring refinancing related fees	5	70	221	70
Non-recurring fees (a)	—	—	(54,523)	(384)
Extinguishment of debt	—	588	—	588
Strategic collaboration and license costs	—	265,856	—	266,356
Acquisition-related costs	169	169	676	1,037
Impairment of long-lived assets	—	—	138,050	—
ARO Acceleration and other related costs	1,187	(968)	2,232	2,119
Other	531	583	2,725	694
Income tax effect of non-GAAP adjustments(b)	(8,950)	(76,227)	(70,043)	(97,739)
Adjusted net income	$122,681	$96,617	$437,535	$297,995
Adjusted net income, as a percentage of revenues	34.7%	36.7%	33.7%	31.9%

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) per share - diluted	$1.47	$(1.74)	$4.65	$0.40
Stock and incentive plan compensation	0.20	0.12	0.72	0.41
Amortization of acquired intangible assets	0.16	0.12	0.66	0.47
Campus consolidation costs	0.01	—	0.06	—
Contingent consideration fair value adjustments	—	0.13	(0.13)	0.49
Non-recurring refinancing related fees	—	—	—	—
Non-recurring fees (a)	—	—	(0.78)	(0.01)
Extinguishment of debt	—	0.01	—	0.01
Strategic collaboration and license costs	—	3.76	—	3.77
Acquisition-related costs	—	—	0.01	0.01
Impairment of long-lived assets	—	—	1.97	—
ARO Acceleration and other related costs	0.02	(0.01)	0.03	0.03
Other(c)	0.01	0.06	0.04	0.01
Income tax effect of non-GAAP adjustments(b)	(0.12)	(1.08)	(1.00)	(1.37)
Adjusted net income per share - diluted	$1.75	$1.37	$6.23	$4.22
Weighted-average common shares outstanding - diluted	70,092	70,642	70,239	70,671
(a)Includes the gain on sale of RELISTOR licensed intangible asset associated with net sales royalties of $51.8 million.
(b)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.
(c)This effect includes an adjustment related to the increase from basic to diluted shares as the Company changed from GAAP net loss to non-GAAP adjusted net income for the three months ended December 31, 2022.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$112,287	$105,352	$305,260	$281,781
Capital expenditures	(12,069)	(4,724)	(46,555)	(18,347)
Free cash flow	$100,218	$100,628	$258,705	$263,434

Net cash (used in) provided by investing activities	$(12,069)	$(264,724)	$5,939	$(276,547)
Net cash (used in) provided by financing activities	$(450)	$317,840	$(13,062)	$311,691

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$713,656	$415,652
Accounts receivable, net	284,292	213,397
Inventory	64,029	35,475
Other current assets	16,683	13,092
Assets held for sale	7,159	—
Total current assets	1,085,819	677,616
Property, plant and equipment, net	146,697	122,166
Intangibles, net	151,985	315,285
Goodwill	61,189	61,189
Deferred tax assets, net	150,198	110,647
Other long-term assets	55,261	34,355
Total assets	$1,651,149	$1,321,258
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$823	$354
Accounts payable	41,189	20,563
Short-term contingent liability	—	99,700
Accrued expenses and other liabilities	145,338	127,084
Total current liabilities	187,350	247,701
Asset retirement obligations	22,916	22,543
Long-term debt, net and other borrowings	561,670	557,712
Other long-term liabilities	63,321	46,155
Total liabilities	835,257	874,111
Total stockholders’ equity	815,892	447,147
Total liabilities and stockholders’ equity	$1,651,149	$1,321,258

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, External Communications
646-975-2533
media@lantheus.com